Exhibit 99.1

December 22, 2014

RE: FHFA APPROVAL OF FHLBANK MERGER APPLICATION
Dear Seattle Bank Members,
Today, the Federal Home Loan Bank of Seattle (Seattle Bank) and the Federal Home Loan Bank of Des Moines (Des Moines Bank) issued a joint press release announcing that the Federal Housing Finance Agency (FHFA) has approved the banks’ application to merge. Details are included in the banks’ related Form 8-K filings and other filings with the Securities and Exchange Commission.
The FHFA’s approval of our application triggers the next step in the merger process, which is ratification of the merger agreement by the members of the Des Moines and Seattle banks. Members of both institutions must separately ratify the merger agreement by majority vote. The voting process for both banks is scheduled to begin in mid-January and conclude in late February. Members of each bank, as of September 30, 2014, will be eligible to vote.
During the week of January 12, we will provide all Seattle Bank members with detailed information regarding the merger. This information will include: a summary of the benefits of the merger for Seattle Bank members; a statement of the potential impact of the merger on your institution’s capital stock, credit, and collateral position; a detailed Disclosure Statement; and voting materials.
We encourage you to review these materials as soon as possible to ensure that you understand the terms and conditions of the merger, the associated benefits and risks, and the requirements for casting your institution’s votes.
Please Note: As is the case with voting in director elections, a member institution’s votes must be cast pursuant to a resolution of its governing body. If the governing body of your institution will not be holding a regularly scheduled meeting during the voting period, your governing body might wish to adopt a resolution authorizing an individual to complete and submit the ballot on behalf of your institution when it next meets, even if that is before receipt of the ballot.
As we have stated before, the boards of directors of both the Seattle Bank and the Des Moines Bank have unanimously approved this potential merger. Ultimately, however, it is up to the members of the two cooperatives to make this important decision regarding their ratification of the merger agreement. We are here to support you in your decision-making process.
To answer your questions, I, along with representatives of the Seattle Bank’s Board of Directors and management team, will host member meetings in each state in our district in January and February. You can view the schedule and register to attend by visiting the Merger Information page on our website. This page includes a variety of merger-related information and will be updated with relevant materials as they are available.

Finally, I also encourage you to reach out to your relationship manager, your state representative on the Seattle Bank’s Board of Directors, any member of our executive team, or me with your questions and concerns. Your vote is important, and we appreciate your support of your cooperative.
Sincerely,

Michael L. Wilson
President and CEO

This Member News contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a potential merger between the Federal Home Loan Bank of Des Moines and the Federal Home Loan Bank of Seattle. These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including those relating to the ability of the banks to obtain member approvals relating to the merger may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the continued ability or desire of the parties to pursue a merger; the ability of the parties to obtain the required approvals relating to the merger (including from the banks’ members) and to complete the merger; the ability of the parties to complete a transaction pursuant to the terms of the merger agreement; the ability to realize the expected benefits and efficiencies of a merger; potential costs, liabilities and delays; the outcome of any legal proceedings related to the pending merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the reaction of the members of the banks to the pending merger; general economic and financial market conditions; and other internal and external factors that may affect the ability to complete or the reasons for the merger. Additional factors are discussed in the banks’ most recent annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. The banks do not undertake to update any forward-looking statements made in this announcement.

Members of both banks will be provided with a Disclosure Statement and other materials in connection with the anticipated member ratification of the merger agreement. Members of both banks are urged to read the Disclosure Statement and other materials carefully when they become available.